                                  Exhibit 4.2


                       FOCAL COMMUNICATIONS CORPORATION

                     12.125% SENIOR DISCOUNT NOTE DUE 2008

CUSIP NO. 344155AA4

No. 1                                                               $270,000,000

          Focal Communications Corporation, a Delaware corporation (herein called the "Company", which term includes any successor Person under the
            -------
indenture referred to on the reverse of this Note) for value received, hereby promises to pay to Cede & Co., or registered assigns, the stated principal amount at maturity of Two Hundred and Seventy Million Dollars ($270,000,000) (which stated principal amount at maturity may from time to time be increased or decreased to such other stated principal amounts at maturity (which shall not exceed $270,000,000 at any time) by adjustments made to the Schedule annexed hereto by the Trustee hereinafter referred to in accordance with the indenture referred to on the reverse of this Note) on February 15, 2008.

          Current Interest Payment Dates:  February 15 and August 15, commencing on August 15, 2003.

          Regular Record Dates:            February 1 and August 1.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER BY PURCHASING THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY AND THE INITIAL PURCHASERS OF THIS NOTE THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY (OR SUCH EARLIER DATE PROVIDED FOR IN RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO) OF THE ISSUANCE HEREOF (OR A PREDECESSOR NOTE HERETO) OR (Y) IF LATER, BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN

ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS
NOTE), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE, WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE, IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES LAWS, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE (PROVIDED THAT CERTAIN HOLDERS SPECIFIED IN THE INDENTURE MAY NOT TRANSFER THIS NOTE PURSUANT TO THIS CLAUSE (4) PRIOR TO THE EXPIRATION OF THE "40-DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144(A) OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS
                                                   ---
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO

SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE IS $555.6578 PER $1,000 STATED PRINCIPAL AMOUNT AT MATURITY. THE ISSUE DATE OF THIS NOTE IS FEBRUARY 18, 1998 AND THE YIELD TO MATURITY IS 12.125%. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES PER $1,000 STATED PRINCIPAL AMOUNT AT MATURITY IS $1050.5922 PLUS ALL CURRENT INTEREST (AS DEFINED HEREIN). FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, A SIGNIFICANT AMOUNT OF ORIGINAL ISSUE DISCOUNT, TAXABLE AS ORDINARY INCOME, WILL BE RECOGNIZED BY A HOLDER OF NOTES AS SUCH DEFERRED INTEREST (AS DEFINED HEREIN) ACCRUES FORM THE ISSUE DATE.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the indenture referred to on the reverse of this Note or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  February 18, 1998


                                    FOCAL COMMUNICATIONS CORPORATION


                                    By:  /s/ Robert C. Taylor, Jr.
                                       ------------------------------------
                                       Name:  Robert C. Taylor, Jr.
                                       Title: Chief Executive Officer


Attest:

  /s/ Joseph A. Beatty
 ----------------------------------------

                               (REVERSE OF NOTE)

                     12.125% Senior Discount Note Due 2008

          1.  Indenture.
              ---------

          This Note is one of a duly authorized issue of Notes of the Company designated as its 12.125% Senior Discount Notes due February 15, 2008 (the "Notes"), issued under an indenture, dated as of February 18, 1998 (herein, as
 -----
amended from time to time, called the "Indenture"), between the Company and
                                       ---------
Harris Trust and Savings Bank, as trustee (herein called the "Trustee", which
                                                              -------
term includes any successor trustee under the Indenture). The Notes are limited in aggregate stated principal amount at maturity to $270,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holder of this Note and of the terms upon which this Note is, and is to be, authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          2.  Stated Amount at Maturity and Interest.
              --------------------------------------

          The Company will pay the stated principal amount at maturity of this Note on February 15, 2008.

          This Note will bear interest on the Issue Price at a rate of 12.125% per annum computed on a semiannual bond equivalent basis from the Issue Date.
In the period prior to February 15, 2003, interest at a rate of 12.125% per annum will accrue on the Issue Price but will not be payable in cash ("Deferred Interest"). Deferred Interest will be paid at maturity of this Note and will constitute a part of the stated amount at maturity of this Note. From February 15, 2003, interest (including Additional Interest, as described below) at a rate of 12.125% per annum ("Current Interest") on the stated principal amount at maturity of this Note will be payable in cash semiannually (to the Holder of record at the close of business on the February 1 and August 1, as the case may be, immediately preceding the applicable Current Interest Payment Date) on each Current Interest Payment Date, commencing on August 15, 2003, in each case, even if this Note is canceled on registration of transfer or registration of exchange after such record date.

          If (i) the Company has not filed a registration statement (the "Exchange Offer Registration Statement") under the Securities Act of 1933, as
 -------------------------------------
amended (the "Securities Act"), registering a security substantially identical
              --------------
to this Note (except that such Note will not contain terms with respect to transfer restrictions) pursuant to an exchange offer (the "Registered Exchange
                                                           -------------------
Offer") on or prior to April 3, 1998 or (ii) the Exchange Offer Registration
-----
Statement relating to the Registered Exchange Offer has not become or been declared effective prior to August 17, 1998, or (iii) neither the Registered Exchange Offer has been consummated nor a registration statement registering this Note for resale (a "Shelf Registration Statement") has been
                         ----------------------------
declared effective prior to September 16, 1998 or (iv) after the Shelf Registration Statement has been declared effective, such Shelf Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions set forth in the Registration Agreement) in connection with resales of this Note or notes issued in exchange for this Note pursuant to the Registered Exchange Offer ("Exchange Notes") in accordance with and during the
                            --------------
periods specified in the Registration Agreement without being succeeded promptly by an additional registration statement filed and declared effective, in the case of each of the immediately preceding clauses (i) through (iv) upon the terms and conditions set forth in the Registration Agreement (each such event referred to in such clauses (i) through (iv), a "Registration Default"), then
                                                 --------------------
interest will accrue on this Note and the Exchange Notes (in addition to the stated interest on this Note and the Exchange Notes) (the "Step-Up") and be
                                                           -------
payable in cash semiannually in arrears on February 15 and August 15 of each year, beginning on the February 15 or August 15 immediately succeeding a Registration Default (such interest to be payable to the Holder of record as of the February 1 and August 1, as the case may be, immediately preceding such February 15 or August 15), at a rate per annum equal to 0.5% on the Accreted Value (determined daily) of this Note and the Exchange Notes, during the 90-day period from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured and shall increase by a rate per annum equal to 0.5% on the Accreted Value (determined daily) of this Note and the Exchange Notes at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.5% per annum on the Accreted Value (determined daily) of this Note and the Exchange Notes, in the aggregate regardless of the number of Registration Defaults. Interest accruing as a result of the Step-Up is referred to herein as "Additional
                                                              ----------
Interest".  The amount of accrued Additional Interest shall be determined on the
--------
basis of the number of days actually elapsed.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the interest rate payable on this Note.

          Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of this Note not less than 10 calendar days prior to such Special Record Date.

          3.  Method of Payment.
              ------------------

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by Global Notes (including principal, premium, interest and Defaulted Interest, if any) will be made by wire transfer of immediately available funds to the accounts specified by the nominee for the Depositary. With respect to certificated Notes, the Paying Agent will make all payments of principal, premium, interest and Defaulted Interest, if any, by wire transfer of immediately available funds to the United States dollar accounts maintained by the Holders entitled thereto with banks in the United States, or, if no such account is designated by the relevant Holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such Holder. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

          4.  Paying Agent and Note Registrar.
              --------------------------------

          Initially, the Trustee will act as authenticating agent, Paying Agent and Note Registrar. The Trustee may be removed by action of the Holders of not less than a majority in stated principal amount at maturity of the outstanding Notes, or by the Company or certain bona fide Holders of Notes upon the occurrence of certain events. The Company may change any Paying Agent or Note Registrar with notice in writing to the Trustee. The Company, any Subsidiary or any Affiliate of either of them may act as Paying Agent or Note Registrar.

          5.  Optional Redemption.
              --------------------

          This Note is subject to redemption upon not less than 30 nor more than 60 days' prior written notice to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in stated principal amounts at maturity of $1,000 or integral multiples thereof, at any time on or after February 15, 2003, and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the stated principal amount at maturity) plus accrued and unpaid Current Interest, if any, thereon to but excluding the Redemption Date, (subject to the right of Holders on the relevant Regular Record Date to receive Current Interest due on a Current Interest Payment Date that is on or prior to the date of redemption) if redeemed during the periods indicated below:

            From and Including     To and Including   Redemption Price
            ------------------     -----------------  -----------------
          February 15, 2003        February 14, 2004           106.063%
          February 15, 2004        February 14, 2005           104.042%
          February 15, 2005        February 14, 2006           102.021%
          February 15, 2006 and                                    100%
           thereafter

          This Note will be redeemable at any time and from time to time prior to February 15, 2001 in the event that the Company receives Net Cash Proceeds from the sale of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings, in which case the Company may, at its option, use all or a portion of any such Net Cash Proceeds to redeem up to 35% of the aggregate Issue Price of the Notes; provided, that at
                                                               --------
least 65% of the original aggregate stated principal amount at maturity of the Notes remains outstanding after each such redemption. Such redemption must occur on a date of redemption within 90 days of such sale and upon not less than 30 nor more than 60 days' prior written notice, in stated principal amounts at maturity of $1,000 or integral multiples thereof at a redemption price equal to 112.125% of the Accreted Value of the Notes to be redeemed plus Additional Interest, if any, to but excluding the date of redemption.

          If, after giving effect to the offer by the Company to repurchase all or any part of each Holder's Notes made upon the occurrence of a Change of Control as set forth in Section 7 hereto, at least 95% of the original aggregate stated principal amount at maturity of the Notes has been redeemed or repurchased pursuant to the Indenture, the Company shall have the right to redeem the balance of the Notes at a redemption price equal to 101% of the Accreted Value thereof plus accrued and unpaid Current Interest, if any, thereon to but excluding the date of redemption. The Company may exercise this right by giving the Holders notice of such redemption within 30 days following the payment date with respect to the Company's earlier repurchase offer.

          6.  No Sinking Fund.
              ----------------

          The Notes do not have the benefit of any sinking fund obligations.

          7.  Repurchase of Notes at the Option of Holders upon a Change of
              -------------------------------------------------------------
Control.
--------

          Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 stated principal amount at maturity or an integral multiple thereof) of such Holder's Notes at a purchase price ("Change of Control Purchase Price") equal to
                                     --------------------------------
101% of the Accreted Value thereof plus accrued and unpaid Current Interest, if any, thereon to but excluding the payment date for the Change of Control Purchase Price.

          Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) shall mail a notice to each Holder regarding the Company's offer to repurchase all or any part of such Holder's Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the offer described in the notice. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the offer described in the notice will cease to accrue interest from and after the payment date for the Change of Control Purchase Price.

          8.  Repurchase of Notes at the Option of Holders upon an Asset Sale.
              ----------------------------------------------------------------

          If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds calculated as of any date exceeds $5,000,000, the Company shall, within 30 days of such date, make an offer to purchase (an "Asset Sale Offer") on a pro rata
                                             ----------------
basis (a) Notes at a purchase price (the "Offer Purchase Price") in cash equal
                                          --------------------
to 100% of the Accreted Value thereof, plus accrued and unpaid Current Interest thereon, if any, to but excluding the purchase date and (b) to the extent required by the terms thereof, any other indebtedness of the Company that is pari passu with the Notes. The pro rata amount of such Excess Proceeds to be used to purchase Notes shall be in an amount equal to the aggregate amount of such Excess Proceeds multiplied by the quotient obtained by dividing the Accreted Value of the outstanding Notes by the sum of such Accreted Value and the principal amount of such other Indebtedness. In the event the aggregate Offer Purchase Price of the outstanding Notes tendered pursuant to an Asset Sale Offer is in excess of the Excess Proceeds to be used to purchase such Notes, such Excess Proceeds shall be applied to purchase such Notes on a pro rated basis in stated principal amounts at maturity of $1,000 or an integral multiple thereof.

          Within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company or the Trustee (at the expense of the Company) shall mail to each Holder a written notice regarding the Asset Sale Offer. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the purchase date.

          9.  Denominations; Transfer; Exchange.
              ----------------------------------

          The Notes are issuable only in registered form without coupons in denominations of $1,000 stated principal amount at maturity and any integral multiple thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          10.  Persons Deemed Owners.
               ----------------------

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Paying Agent and the Note Registrar may deem and treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Trustee, the Paying Agent or the Note Registrar shall be affected by notice to the contrary.

          11.  Unclaimed Money.
               ----------------

          Subject to certain notice provisions, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to such money must look only to the Company for payment as general creditors, and all responsibility and liability of the Trustee and the Paying Agent with respect to such money shall cease.

          12.  Discharge Prior to Redemption or Maturity.
               ------------------------------------------

          If the Company deposits with the Trustee United States dollars or U.S. Government Obligations sufficient to pay the principal, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company will, with the exceptions of certain sections thereof, be discharged from the Indenture and the Notes, including certain covenants set forth in the Indenture.

          13.  Amendment; Waiver.
               ------------------

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate stated principal amount at maturity of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate stated principal amount at maturity of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive certain past defaults under the Indenture and their consequences.

          14.  Restrictive Covenants.
               ----------------------

          The Indenture contains certain covenants which, among other things, restrict the ability of the Company and Restricted Subsidiaries to incur additional indebtedness (and, in the case of Restricted Subsidiaries, issue preferred stock), pay dividends or make distributions in respect of the Company's or Restricted Subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, incur liens, cause encumbrances or restrictions to exist on the ability of Restricted Subsidiaries to pay dividends or make distributions in respect of their capital stock, issue and sell capital stock of Restricted Subsidiaries, enter into transactions with affiliates, sell assets, or amalgamate, consolidate, merge or sell or otherwise dispose of all or substantially all of their property and assets.

          15.  Defaults and Remedies.
               ----------------------

          With the exception of certain Events of Defaults specified below, if an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% of the aggregate stated principal amount at maturity of the outstanding Notes may declare the Accreted Value of, and any accrued and unpaid Current Interest on, all Notes then outstanding to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or a Restricted Subsidiary occurs and is continuing, the Notes immediately become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of not less than a majority in stated principal amount at maturity of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

          16.  No Recourse Against Others.
               ---------------------------

          No controlling Person, director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any covenant, agreement or other obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for the issuance of the Notes.

          17.  Governing Law.
               --------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

          Focal Communications Corporation
          200 N. LaSalle
          Chicago, Illinois 60601
          Attention:  Chief Financial Officer

          18.  Ranking.
               --------

          The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior indebtedness of the Company, and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company. Holders of secured Indebtedness of the Company, however, will have claims that are prior to the claims of the Holders with respect to the assets securing such other indebtedness except to the extent the Notes are equally and ratably secured by such assets.



____________________________________________________________

                            CERTIFICATE OF TRANSFER

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this Note on
the books of Focal Communications Corporation. The agent may substitute another to act for him.

____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 (the "Securities Act") after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by Focal Communications Corporation or any Affiliate, the undersigned confirms that such Notes are being transferred in accordance with the terms of such Notes:

CHECK ONE BOX BELOW

     (1)  [_]  to Focal Communications Corporation; or

     (2) [_] pursuant to an effective registration statement under the Securities Act; or

     (3)  [_]  inside the United States to a "qualified institutional buyer" (as
                                              -----------------------------
               defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

     (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act;

     (5) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; or

     (6) [_] to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Note for investment purposes and not for distribution in violation of the Securities Act or any other applicable securities laws.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3),
                                         --------  -------
     (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

______________________
Signature



Signature Guarantee:

_________________________                 ___________________________
[Signature must be guaranteed             Signature
by an eligible Guarantor
Institution (banks, stock
brokers, savings and loan
associations and credit
unions) with membership in
an approved guarantee
medallion program pursuant
to Securities and Exchange
Commission Rule 17Ad-15]

____________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                 The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified
                                                                  ---------
institutional buyer" within the meaning of Rule 144A under the Securities Act,
-------------------
and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A under the Securities Act or has determined not to request such information and that it is aware that the transferor is relying upon the foregoing representations of the undersigned in order to claim the exemption from registration provided by Rule 144A under the Securities Act.


Dated: ________________    ____________________________________________
                           NOTICE:  To be executed by an executive officer

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                   The following increases or decreases in this Global Note have been made:

                                                                        Stated Principal Amount
                                                                                   at
               Amount of decrease in        Amount of increase in       Maturity of this Global
             Stated Principal Amount at   Stated Principal Amount at      Note following such      Signature of authorized
Date of              Maturity                     Maturity                    decrease or          signatory  of Trustee or
Exchange        of this Global Note          of this Global Note                increase               Notes Custodian
----------  ---------------------------  ---------------------------    -------------------------  ------------------------
                                                                                 ___

                      OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box:
                                      [_]


           If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, state the amount in stated principal amount at maturity ($1,000 or an integral multiple thereof): $


     Date: _______________  Your Signature:    __________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

     Signature Guarantee: _______________________________________
                          Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

     Harris Trust and Savings Bank, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

     Date: February 18, 1998

                                    HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee



                                    By:  /s/ C. Potter
                                       -------------------------
                                       Name:  C. Potter
                                       Title: A.V.P.